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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

      Listed below, as of January 3, 1998, are the subsidiaries of the Company and their jurisdictions of organization. All of such subsidiaries are either directly of indirectly wholly-owned by the Company. Certain subsidiaries of the Company have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary as of the end of the year covered by this report.

                                                                                 Jurisdiction of
   Name of Subsidiary                                                             Organization
   ------------------                                                            ---------------

100% Owned
----------

Orange County Metal Works........................................................California
Cylinder City, Inc...............................................................Minnesota
Commercial Hydraulics Pty., Ltd..................................................Australia
Commercial Intertech do Brasil, Ltda.............................................Brazil
Commercial Intertech, s.r.o......................................................Czech Republic
Commercial Intertech Limited.....................................................England
Astron S.A.R.L...................................................................France
Sachsenhydraulik Chemnitz GmbH...................................................Germany
Commercial Hydraulics S.r.l......................................................Italy
Commercial Intertech S.A.........................................................Luxembourg
Astron Building Systems (Shenzhen) Co. Ltd. .....................................People's Republic of China

Other:  (see Note A)
------  ------------

Hydraulik Rochlitz GmbH .........................................................Germany
Commercial Intertech GmbH .......................................................Germany
Ultra Hydraulics Limited.........................................................England


Note A      Commercial Intertech GmbH is 100% owned by Hydraulik Rochlitz
------      GmbH, which is 100% owned by Sachsenhydraulik Chemnitz GmbH.

            Ultra Hydraulics Limited is 100% owned by Commercial Intertech Limited.